UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2005

BIO-key International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13463 (Commission File Number)	41-1741861 (I.R.S. Employer Identification No.)

3349 Highway 138, Building D, Suite B

Wall, NJ 07719

(Address of principal executive offices)

(732) 359-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

                As described further in Item 5.02 below, on February 4, 2005, Harlan Plumley resigned from his position as Chief Financial Officer of BIO-key International, Inc. (the “Company”).  Mr. Plumley became an employee of the Company pursuant to an Employment Agreement with the Company dated as of September 15, 2004, and was appointed Chief Financial Officer of the Company as of November 1, 2004.  This Employment Agreement will terminate as of March 4, 2005 in conjunction with Mr. Plumley’s departure as an employee of the Company.  The terms and conditions of such Employment Agreement are more fully set forth in Exhibit 10.44 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on October 29, 2004, which Exhibit is incorporated herein by reference in its entirety.

Item 2.02    Results of Operations and Financial Condition

As announced on the Company’s conference call accessible to the public on February 9, 2005, the Company had revenues for the fourth quarter of 2004 of more than $4.5 million, an increase of more than 1300% from the preceding quarter, which were largely generated from the Company’s newly acquired Aether Mobile Government division.  The Company also announced that, during the fourth quarter of 2004, it conducted a review of its contracts with certain development stage customers in its biometrics division and decided to reduce recorded revenue from those customers unless payment is received.  This resulted in a reduction of revenue in the fourth quarter of $303,000.  But for this reduction, the fourth quarter revenue results would have been within the revenue guidance of $4.8 to $5.1 million previously announced.  The Company also reported on the conference call that cash resources would likely remain variable given its current contract mix.  The Company also indicated that it could not predict how much cash, if any, would be generated in the future from either the exercise of outstanding warrants to purchase the Company’s common stock or the extent to which cash would be conserved through the conversion of outstanding debt into such common stock.

Item 5.02.    Departures of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers.

                On February 4, 2005, Harlan Plumley resigned from his position as Chief Financial Officer of BIO-key International, Inc. (the “Company”).  Mr. Plumley will continue to be employed by the Company until March 4, 2005, during which time he will assist the Company with transition matters.  The Company has appointed Frank Cusick as acting Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-KEY INTERNATIONAL, INC.
Date: February 9, 2005
By: Michael W. DePasquale
Michael W. DePasquale
Chief Executive Officer